EXHIBIT 31.1

Certification of Chief Executive Officer pursuant

to Section 302(a) of the Sarbanes-Oxley Act

I, Chan Yit Wei, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Dengfeng Group Limited; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: December 12, 2023	By:	/s/ Chan Yit Wei
Chan Yit Wei
Chief Executive Officer
(Principal Executive Officer)